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                      AIR EXPRESS INTERNATIONAL CORPORATION
                                120 Tokeneke Road
                                Darien, CT 06820


     April 1, 1994

     The Board of Directors
     Air Express International Corporation
     120 Tokeneke Road
     Darien Connecticut 06820


     Gentlemen:

     Reference is made to Registration Statement on Form S-8 filed with the Securities and Exchange Commission with respect to 750,000 shares of the Company's Common Stock, $.01 par value, issuable upon the exercise of options granted and to be granted under the Company's 1991 Incentive Stock Plan (the "Plan").

     In my capacity as General counsel for the Company, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan and such corporate records, agreements, instruments and other documents of the Company and such certificates or comparable documents of public officials, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     Based on the foregoing, I am of the opinion that:

               1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

               2. The shares of Common Stock reserved for issuance upon the exercise of options granted and to be granted under the Plan will be, when issued and paid for upon such exercise in accordance with the provisions of the Plan, validly issued, fully paid and non-assessable.

     The opinion herein is limited to the corporate laws of the State of Delaware and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     This opinion is rendered solely for your benefit in connection with the transaction described above. Except as otherwise provided herein, this opinion may not be used or relied upon by





























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     any other person and may not be disclosed, quoted, filed with a governmental agency of otherwise referred to without my prior written consent. I hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to in the first paragraph of this opinion and to any and all references to this opinion that are included in or made part of the Registration Statement.



     Very truly yours,

     /s/ Daniel J. McCauley

     Daniel J. McCauley